UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

FIRSTHAND TECHNOLOGY VALUE FUND, INC.
(Name of Registrant as Specified In Its Charter)

STAR EQUITY FUND, LP STAR EQUITY FUND GP, LLC STAR VALUE, LLC STAR EQUITY HOLDINGS, INC. STAR INVESTMENT MANAGEMENT, LLC JEFFREY E. EBERWEIN HANNAH M. BIBLE ROBERT G. PEARSE
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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Star Equity Fund, LP, a Delaware limited partnership, together with the other participants in its proxy solicitation (collectively, “Star Equity”), has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of shareholders of Firsthand Technology Value Fund, Inc., a Maryland corporation.

On May 17, 2023, Star Equity issued the following press release:

INSTITUTIONAL SHAREHOLDER SERVICES (ISS) RECOMMENDS A VOTE ON THE WHITE PROXY CARD TO ELECT BOTH STAR EQUITY FUND DIRECTOR NOMINEES AT FIRSTHAND TECHNOLOGY VALUE FUND

ISS Concludes: “Against this Backdrop of Poor Performance, High Management Fees, and Board Inaction, the Dissident Has Made a Successful Case for Change; As Such, Support for Both of the Dissident’s Nominees is Warranted”

Star Equity Fund Urges All Shareholders to Vote the WHITE Proxy Card to Support the Election of its Nominees – Robert Pearse and Hannah Bible

Reminder: Due to the "Worst of All Worlds" Voting Standard Put in Place by the Board, a Vote Against the Incumbents on Management’s Blue Proxy Card is NOT ENOUGH – Shareholders Need to Vote “FOR” Star Equity Fund’s Nominees on the WHITE Proxy Card to Effect Long Needed Change on the Board

Old Greenwich, CT – May 17, 2023 – Star Equity Fund, LP (“Star Equity Fund” or “we”) is an investment fund focused on unlocking shareholder value and improving corporate governance at its portfolio companies. Star Equity Fund owns 6.2% of the common stock of Firsthand Technology Value Fund, Inc. (Nasdaq GM: SVVC) (“Firsthand” or “Company”) and announced today that Institutional Shareholder Services (“ISS”), a leading independent proxy voting advisory firm, has recommended that Firsthand’s shareholders vote on Star Equity Fund’s WHITE proxy card to elect both its nominees – Robert Pearse and Hannah Bible – to the Company’s board of directors (the “Board”) at its upcoming 2023 annual meeting of shareholders (the “Annual Meeting”). ISS recommended that Firsthand’s stockholders “DO NOT VOTE” on the Company’s blue proxy card. SVVC’s Annual Meeting will be held in a virtual format on May 26, 2023, at 5:00 p.m. ET / 2:00 p.m. PT.

Jeff Eberwein, Portfolio Manager of Star Equity Fund, remarked, “We are gratified by the overwhelming endorsement from the proxy advisor firm ISS in our election campaign at Firsthand Value Technology Fund. Our nominees have the right skillsets, determination, and commitment to drive meaningful change at the Company with the goal of unlocking value for all shareholders.”

In reaching its conclusion, ISS conducted a thorough analysis of Star Equity Fund’s candidates and case for change at Firsthand. In its report, ISS focused on the Company’s poor shareholder returns, its significant expense ratio in comparison to its returns, and its deeply flawed corporate governance profile. ISS concluded that shareholders should vote on the WHITE proxy card saying:

“There are grave concerns with corporate governance that need to be addressed, and it is clear that a more independent presence will be necessary to hold the company's external manager to account. Thus, support for dissident nominees Bible and Pearse is warranted.”

Additional Excerpts from ISS’ Analysis & Recommendation

On the Company’s stock price performance compared to NAV

“The company's discount to NAV has been greater than 40 percent since mid-2016, and as of March 31, 2023, the company's share price traded at a 74.7 percent discount to NAV. The significance of the discount's magnitude is diminished by the fact that the company's holdings are mainly not marketable securities and thus any valuation of them requires a high degree of subjectivity. Likewise, in the dissident's opinion, the company's NAV is likely inflated. Nonetheless, while the precise degree of the NAV discount is difficult to pinpoint, the large and persistent discount of the company's trading price to NAV is undeniably concerning for shareholders.”

On the Company’s poor performance and external management fees

“While the company's NAV is somewhat subjective, it is difficult to argue that the company's discount to NAV of over 40 percent since 2016 represents anything but a clear indictment of the company's board and external advisor. Even though shareholder returns have been poor, shareholders have paid an increasing proportion of the market price of their holdings to the external manager to oversee the company's investments. In 2022, this proportion exceeded 15 percent. The external manager is run by the company's CEO/chair Landis, one of the targets of the dissident's campaign. Given the company's performance and governance, it is reasonable that shareholders should seek to hold him accountable.”

On the Company’s indifference to shareholder concerns

“At each of the last three director elections, at least one of the incumbent nominees has failed to obtain more votes in favor than withhold votes. Throughout this period of time, the company has made no public acknowledgment of these persistent displays of shareholder dissatisfaction. The board has not only ignored shareholders, but it has actively sought to undermine their rights, which has been evidenced in the adoption of a worst-of-all-worlds vote standard for director elections and in opting into coverage under the MCSAA.”

IMPORTANT VOTING INFORMATION

It is imperative that any shareholder wanting to effect change on the Board vote “FOR” Star Equity Fund’s director candidates on the WHITE proxy card. Voting “AGAINST” the incumbent director candidates on the Company’s blue proxy card will not affect the outcome of the election as what ISS called the Company’s "worst of all worlds" voting standards require at least 50% of the total shares outstanding to vote “FOR” a dissident director candidate in order to be elected. Please note you can vote again if you have already voted – the last vote that you submit will be the one that officially counts toward the election results. Vote the WHITE proxy card NOW to effect meaningful change at SVVC.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy material, please contact InvestorCom LLC

InvestorCom LLC

19 Old Kings Highway S., Suite 130
Darien, CT 06820

proxy@investor-com.com
(203) 972-9300 or Toll-Free (877) 972-0090

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Star Equity Fund, LP (“Star Equity Fund”), together with the other participants in its proxy solicitation (collectively, “Star Equity”), filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly qualified director nominees at the 2023 annual meeting of stockholders of Firsthand Technology Value Fund, Inc., a Maryland corporation (the “Company”).

STAR EQUITY STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

About Star Equity Fund, LP

Star Equity Fund, LP is an investment fund affiliated with Star Equity Holdings, Inc. Star Equity Fund seeks to unlock shareholder value and improve corporate governance at its portfolio companies.

About Star Equity Holdings, Inc.

Star Equity Holdings, Inc. is a diversified holding company with two divisions: Construction and Investments.

For more information contact:
Star Equity Fund, LP	The Equity Group
Jeffrey E. Eberwein	Lena Cati
Portfolio Manager	Senior Vice President
203-489-9501	212-836-9611
jeff.eberwein@starequity.com	lcati@equityny.com